Exhibit 99.1

MARTIN GUITAR TO PROTECT AGAINST COUNTERFEITING VIA
PARTNERSHIP WITH APPLIED DNA SCIENCES

Dramatic New DNA-based System Provides Assurance that Musical Instruments are Genuine

Nazareth, PA and Stony Brook, NY – July 19, 2011 – C.F. Martin & Co. (www.martinguitar.com), an iconic American brand that has been creating the finest acoustic guitars in the world for over 175 years, has today announced that it has partnered with Applied DNA Sciences (www.adnas.com), creator of patented, DNA security solutions to protect products, brands and intellectual property from counterfeiting and diversion. As a result, according to both companies, Martin’s customers will be protected by the “gold standard” in forensic anti-counterfeiting systems.

“People around the world know the high level of quality that is inherent in each and every guitar that features the C. F. Martin logo, and protecting our intellectual property is of vital importance, as we face new counterfeit-related challenges at home and abroad,” said Chris (C. F.) Martin IV, the sixth-generation Martin to serve as company chairman and CEO.

The two companies plan to announce further details about the partnership, including timing of implementation, later this year.

“Martin Guitar has earned an unparalleled reputation for product integrity and a commitment to exceptional quality. Our SigNature DNA technology will be instrumental in providing Martin Guitar with protection against global counterfeiting threats which ultimately protects Martin and its worldwide consumer group,” stated APDN Chairman, President and CEO Dr. James A. Hayward.

Applied DNA Sciences has a reputation globally for its advanced product verification systems, protecting products as diverse as English wool, Mexican police uniforms, world-famous luxury goods, and, in a pilot for the U.S Department of Defense, microchips bound for the U.S military.

About Applied DNA Sciences
APDN sells patented DNA security solutions to protect products, brands and intellectual property from counterfeiting and diversion. SigNature DNA is a botanical mark used to authenticate products in a unique manner that essentially cannot be copied, and provide a forensic chain of evidence that can be used to prosecute perpetrators. Its DNA marking systems have been certified and validated at government level, including in the EU. The company is located at 25 Health Sciences Drive, Suite 215, Stony Brook, NY 11790. For more information on APDN (OTC Bulletin Board:APDN), visit www.adnas.com, on Twitter at @APDN.

The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K, filed on December 15, 2010 and our subsequent quarterly reports on Form 10-Q. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

About Martin Guitar
C.F Martin & Co. (www.martinguitar.com) has been creating the finest instruments in the world for over 175 years. It continues to innovate, introducing techniques and features that have become industry standards including X-bracing, the 14-fret guitar and the “Dreadnought” size. One of the world’s leading acoustic instrument makers, Martin guitars are hand-made by skilled craftsmen and women, who use a combination of new design and techniques along with those introduced by the company founder. Founded in 1833 by Christian Frederick Martin, the privately held company has been continuously family owned and operated for six generations. Christian Frederick (“Chris”) Martin IV took the helm of the company in 1986 and is its current chairman and CEO. Under his guidance, the company has introduced a number of new and innovative models that appeal to musicians, including the popular acoustic/electric Performing Artist Series, and several custom and signature Artist Editions.

Martin guitars are the instruments of choice for musicians around the world, from the icons of rock, country, folk and bluegrass to those just beginning their careers. They can be seen across all segments of pop culture, from television (Glee, Psych, Raising Hope and American Idol) to the movies; on Broadway and in books, online, and gracing the pages of popular magazines on newsstands everywhere (including in the hands of Jeff Daniels and Hugh Laurie on the covers of the last two issues of Guitar Aficionado). Connect with Martin on Facebook, Twitter, Tumblr, YouTube and via www.martinguitar.com.

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Media Contacts:
Matt Biscuiti	Chris Thomas
The Lippin Group	Artist & Public Relations Manager
for Martin Guitar	C. F. Martin & Co.
212-986-7080	610-759-2837 x2213
matt@lippingroup.com	cthomas@martinguitar.com

INVESTOR CONTACT: Debbie Bailey, 631-444-8090, fax: 631-444-8848
MEDIA CONTACT: Janice Meraglia, 631-444-6293, fax: 631-444-8848
FCMN Contact: info@adnas.com
Web site: http://www.adnas.com
Twitter: @APDN